REPORT OF SHAREHOLDER MEETING  Unaudited
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On January 14, 2005, a shareholder meeting of the Oppenheimer Core Bond Fund, formerly Oppenheimer Bond Fund, was held at which the ten Trustees identified below were elected (Proposal No. 1) and the approval of a modification to the Fund's investment objective was approved (Proposal No. 2) as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:

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PROPOSAL NO. 1

NOMINEE                                       FOR      WITHHELD            TOTAL
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TRUSTEES
William L. Armstrong               42,384,525.983   629,236.830   43,013,762.813
Robert G. Avis                     42,367,245.217   646,517.596   43,013,762.813
George C. Bowen                    42,412,991.547   600,771.266   43,013,762.813
Edward L. Cameron                  42,403,919.312   609,843.501   43,013,762.813
Jon S. Fossel                      42,388,744.991   625,017.822   43,013,762.813
Sam Freedman                       42,389,311.151   624,451.662   43,013,762.813
Beverly L. Hamilton                42,424,276.911   589,485.902   43,013,762.813
Robert J. Malone                   42,410,565.318   603,197.495   43,013,762.813
F. William Marshall, Jr.           42,407,891.000   605,871.813   43,013,762.813
John V. Murphy                     42,407,244.364   606,518.449   43,013,762.813

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PROPOSAL NO. 2: To Approve a Modification to the Fund's Investment Objective

           FOR          AGAINST            ABSTAIN               TOTAL
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31,872,905.336      660,528.749      1,094,674.728      33,628,108.813